Exhibit 99.1

Serino 4, Corp.

3163 Kennedy Blvd.

Jersey City, NJ  07306

March 2, 2007

American Control Technologies, Ltd.

10137 Charissglen Lane

Highlands Ranch, CO  80126

Gentlemen:

Reference is made to the Agreement and Plan of Acquisition and Merger by and among us dated September 1, 2006 (the “Agreement”).

Pursuant to Section 11.1 of the Agreement, each of us agrees to the cancellation of the Agreement and the merger contemplated thereunder effective immediately.

Each of us confirms that we will take the action or cause the taking of the action to effectuate the implementation of the conditions set forth in the Unanimous Written Consent adopted by your Board of Directors dated as of March 2, 2007 (a copy of which is attached hereto).

If this letter accurately sets forth our understanding, please sign the enclosed copy of this letter and return it to us.

Very truly yours,

Serino 4, Corp.

/s/ Vincent L. Verdiramo

By:_________________________

Vincent L. Verdiramo, President

Agreed:

American Control Technologies, Ltd.

/s/ Lawrence Lebeau

By:____________________________

Lawrence Lebeau, President